SCHEDULE II
INFORMATION WITH RESPECT TO TRANSACTIONS EFFECTED DURING THE PAST
SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES
                              PURCHASED        AVERAGE
              DATE            SOLD(-)          PRICE(2)

COMMON STOCK-PITTWAY CORP CLASS-A

GABELLI FUNDS, INC.

THE GABELLI VALUE FUND,INC.

           11/08/94            1,000-           38.8750

THE GABELLI SMALL CAP GROWTH FUND

           11/09/94            1,000-           38.7500

           11/04/94           10,000-           38.1250

           11/03/94           10,000-           37.5000

THE GABELLI EQUITY TRUST,INC.

           11/04/94           10,000-           38.1250

GAMCO INVESTORS, INC.

           11/11/94              200-           39.0000

                                     11/11/94           60,000-
         *DO

11/10/94              700-           38.5179

                          11/10/94            1,000-
39.0000
                                                        11/09/94
           500-           38.6250

               11/08/94            1,500-           38.2500

                                         11/07/94              500-
           *DO

11/07/94              500             4.0100

                          11/07/94           10,000-
38.0000
                                                        11/04/94
           500-           37.7500

               11/04/94            8,000-           37.8281

               11/03/94            3,500-           36.9286

GAMCO INVESTORS, INC.

               11/03/94              200-             *DO

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.